EX- 99.906 CERT.N-CSR KM

CERTIFICATION

PURSUANT TO SECTION 906

OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and United States Code Title 18, Part I, Chapter 63, Section 1350, the undersigned officer of RENN Global Entrepreneurs Fund, Inc. (the “Fund”) hereby certifies that, to such officer’s knowledge, the Fund’s quarterly report on Form N-CSR4 for the year ended December 31, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund for the period covered by the report.

Date:	March 10, 2015	/s/ Kevin W. McAleer
Kevin W. McAleer
Acting Chief Financial Officer